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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (Date of earliest event reported):    SEPTEMBER 15, 1999



                         WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


     DELAWARE                     1-13086                04-2515019
(State of Incorporation)   (Commission File No.)      (I.R.S. Employer
                                                      Identification No.)



     515 POST OAK BLVD., SUITE 600
            HOUSTON, TEXAS                                         77027
(Address of Principal Executive Offices)                        (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000


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                         EXHIBIT INDEX APPEARS ON PAGE 4

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ITEM 5.  OTHER EVENTS.

WILLIAMS ACQUISITION

         On September 15, 1999, we completed the acquisition of Williams Tool Co. for $64 million, which was paid in the form of approximately 1.75 million shares of our common stock. Williams is based in Fort Smith, Arkansas and is a supplier of rotating control heads, which provide well control for underbalanced drilling, completion and workover activities. We granted to the shareholders of Williams certain registration rights regarding the shares of our common stock received by them.

         A copy of our press release announcing the closing of the acquisition of Williams is filed as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

       (c)      Exhibits

       10.1 Agreement and Plan of Reorganization dated September 14, 1999, among Williams Tool Co., the shareholders of Williams Tool Co., the shareholders of Williams Tool Co. (Canada) Inc. (formerly 598148 Alberta Ltd.), Weatherford International, Inc. and Weatherford Acquisition, Inc.

       99.1 Press release dated September 15, 1999, announcing the closing of the acquisition of Williams Tool Co.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WEATHERFORD INTERNATIONAL, INC.



Dated: September 24, 1999              By:           /s/ Curtis W. Huff
                                             -----------------------------------
                                                       Curtis W. Huff
                                                    Senior Vice President
                                                     and General Counsel

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                                INDEX TO EXHIBITS



         Number                    Exhibit
         ------                    -------
          10.1 Agreement and Plan of Reorganization dated September 14, 1999, among Williams Tool Co., the shareholders of Williams Tool Co., the shareholders of Williams Tool Co. (Canada) Inc. (formerly 598148 Alberta Ltd.), Weatherford International, Inc. and Weatherford Acquisition, Inc.

          99.1 Press release dated September 15, 1999, announcing the closing of the acquisition of Williams Tool Co.


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